Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FOURTH QUARTER & FULL YEAR FISCAL 2013 EARNINGS

Completed Strategic Debt Initiatives with New Revolving Line of Credit and Note Offering

Announced Monthly Distributions of $0.077 Per Share for a Total of $0.231 Per Share for Second Fiscal
Quarter 2014, Equal to Annualized Distribution Rate of $0.924 Per Share

Michael J. Sell Appointed Chief Financial Officer

RYE BROOK, NY, September 12, 2013 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fourth quarter and full year of fiscal 2013 ended June 30, 2013.

Financial Highlights for the Fourth Quarter of Fiscal 2013

➢	Net asset value of $8.01 per share at June 30, 2013.

➢	Total investment income was $3.3 million, an increase of 17.1% compared to $2.8 million for the three months ended March 31, 2013.

➢	Net investment income was $1.4 million, or $0.180 per share, compared to $1.3 million, or $0.173 per share, for the three months ended March 31, 2013.

➢	Net realized and unrealized gains were $0.5 million, or $0.06 per share. Combined with net investment income, this resulted in a net increase in net assets from operations of $1.9 million, or $0.24 per share. This is an increase of 25.2% compared to a net increase in net assets from operations of $1.5 million, or $0.20 per share, for the three months ended March 31, 2013.

➢	Monthly distributions of $0.077 per share were paid on May 15, 2013, June 14, 2013 and July 15, 2013, totaling $0.231 per share for the quarter.

➢	Total portfolio investments at June 30, 2013 were $88.2 million, a 22.0% increase compared to portfolio investments of $72.3 million at June 30, 2012 and nearly even with portfolio investments of $88.1 million at March 31, 2013.

➢	Weighted average portfolio interest rate was 12.90% at June 30, 2013 compared to 12.69% at March 31, 2013.

➢	New originations and expansion of facilities to existing borrowers totaled $3.5 million. Realizations were $3.1 million reflecting the full payoff of one existing loan facility to Matt Martin Real Estate Management, LLC at par plus accrued interest and fees.

➢	At June 30, 2013, 89% of portfolio company investments, based on fair value, were first lien senior secured loans.

Strategic Highlights for the Fourth Quarter of Fiscal 2013

➢	On June 3, 2013 Full Circle Capital closed a new three-year, $32.5 million revolving credit facility with Sovereign Bank, N.A. Borrowings under the facility bear interest based on a tiered rate structure, depending upon utilization, ranging from LIBOR plus 3.25% to 4.00% per annum, or from Sovereign’s prime rate plus 1.25% to 2.00% per annum, based on Full Circle’s election at the time of borrowing. This represents a significant improvement in the cost of debt capital from Full Circle’s prior revolving credit facility, which bore interest at LIBOR plus 5.50% per annum.

➢	On June 28, 2013 Full Circle Capital issued $18.75 million ($21.1 million including the subsequent exercise of the overallotment option) of seven-year, 8.25% Notes that will mature on June 30, 2020. The Notes can be called any time after June 30, 2016 and pay interest quarterly beginning September 30, 2013.

Distributions

On September 9, 2013, the Board of Directors declared monthly distributions for the second quarter of fiscal 2014 as follows:

Record Date	Payment Date	Per Share Amount
October 31, 2013	November 15, 2013	$0.077
November 29, 2013	December 13, 2013	$0.077
December 31, 2013	January 15, 2014	$0.077

These distributions equate to a $0.924 annualized distribution rate, or a current annualized yield of 11.4%, based on the closing price of the Company’s common stock of $8.07 per share on September 11, 2013.

Management Commentary

“In the fourth quarter of fiscal 2013, we made substantial progress by completing two strategic initiatives that will provide balance sheet stability and that are expected to be important drivers of increasing returns to our stockholders. We expanded and diversified our debt capital resources by refinancing our senior revolving line of credit at significantly lower borrowing costs, and we issued $21 million of seven year notes, which provide us with fixed rate borrowings over a relatively longer term,” said John Stuart, Chairman and Chief Executive Officer of Full Circle Capital Corporation. “As we invest the funds from our senior leverage line, the overall benefits of this strategy -- the significantly lower marginal cost of debt capital and greater interest margin -- should become more evident in our financial results. With a fixed interest rate on a portion of our debt capital, and floating rate debt investments comprising 84% of our portfolio, we believe that Full Circle Capital is well situated for a rising rate environment. In summary, these strategic actions place us in a strong position for continued growth of our investment portfolio and net investment income.”

“During fiscal 2013 we were successful in deploying our available capital and increased our investment portfolio by 22% to $88.2 million. We added five new portfolio companies that fit well within our investment strategy to invest in senior secured loans to smaller and lower middle-market companies with a significant level of risk protection and a desirable yield. Combined with the full repayments we received from two existing borrowers, we now have debt investments in 19 companies that collectively yield 12.90%, on a weighted average basis,” concluded Mr. Stuart.

Michael J. Sell Appointed Chief Financial Officer

Michael J. Sell has been appointed Chief Financial Officer of Full Circle Capital Corporation, effective September 30, 2013. Mr. Sell replaces William E. Vastardis, who has resigned his position as CFO to focus on his position as President of Vastardis Fund Services LLC. Vastardis Fund Services will continue to act as Full Circle Capital Corporation’s Sub-Administrator and Mr. Vastardis will also continue to serve Full Circle Capital Corporation as Assistant Secretary and Assistant Treasurer.

“Mike Sell has worked closely with Bill Vastardis and me for several years in various finance and accounting roles at both Full Circle Capital and at Vastardis Fund Services. We believe Mike’s background, experience and deep knowledge of our business have prepared him well for this expanded role and we look forward to his continued contribution to our growth,” commented Mr. Stuart. “We thank Bill for his important contribution to our progress to date and look forward to his continued involvement with Full Circle Capital.”

Mr. Vastardis commented, “I have been happy to serve as CFO of Full Circle Capital over the past three years from the time of its formation and IPO. I am confident that Mike Sell is well prepared to take the reins as CFO and I look forward to continuing to work with the Full Circle Capital team.”

Mr. Sell, 35, initially joined Full Circle Funding, LP as a Vice President in June 2008. From August 2010 through September 2012, Mr. Sell was employed by Vastardis Fund Services, where he focused on business development company accounting and financial reporting. In September 2012, Mr. Sell rejoined Full Circle Service Company and was appointed as Full Circle Capital’s Assistant Secretary in December 2012. Prior to joining Full Circle Funding, LP, from 2004 to 2008, Mr. Sell was actively involved in operational and portfolio analysis for two hedge fund of funds. Mr. Sell began his career at PricewaterhouseCoopers, LLP as a senior assurance associate focused on the financial services industry. Mr. Sell earned a Bachelor of Science degree in Accountancy and Finance from Miami University in 2000 and a Master of Accountancy from Miami University in 2001.

Fourth Quarter Fiscal 2013 Results

The Company’s net asset value at June 30, 2013 was $8.01 per share. During the quarter, the Company generated $2.9 million of interest income, of which 100% was paid in cash. Income from fees, dividends and other sources totaled $0.4 million, resulting in $3.3 million of total investment income. The Company recorded net investment income of $1.4 million, or $0.18 per share. Net unrealized and realized gains were $0.5 million, or $0.06 per share. Net increase in net assets from operations was $1.9 million, or $0.24 per share. Per share amounts for the quarter ended June 30, 2013 are based on approximately 7.6 million weighted average shares outstanding compared to 6.2 million at June 30, 2012 and 7.6 million at March 31, 2013, reflecting the 1.35 million share equity offering that the Company completed in November 2012.

During the quarter, the Company originated $1.7 million in one new loan facility. Additional funding to existing borrowers, excluding regular borrowing under revolvers, was $1.75 million during the quarter. Realizations during the fourth quarter were $3.1 million reflecting the full payoff of one loan at par plus interest and fees.

At June 30, 2013, the Company’s portfolio included investments in 22 companies, of which 19 were debt investments. The average portfolio company debt investment at June 30, 2013 was $4.3 million. The weighted average interest rate on investments was 12.90%. At fair value, 89% of portfolio investments were first lien loans, 3% were second lien loans and 8% were equity investments. Approximately 84% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 60% at June 30, 2013 compared to 62% at June 30, 2012 and 54% at March 31, 2013.

Subsequent Portfolio Activity

On August 1, 2013, the Company funded $4.5 million of a $9.0 million senior secured credit facility to Infinite Aegis Group, LLC, a provider of both revenue cycle management services to healthcare service providers including large hospital systems and doctor-owned clinics, and owns and operates urgent care and occupational care centers in Colorado. The senior secured credit facility bears interest at one-month LIBOR plus 12% and has a final maturity of July 31, 2017. Of the $9.0 million facility, $4.0 million was funded by another lender.

On September 4, 2013, the Company funded $1.5 million of a $5.0 million senior secured credit facility to Franklin Place Shops — Red, LLC. Franklin Place Shops — Red, LLC is a manager and owner of commercial real estate assets in northwest Ohio. The senior secured credit facility bears interest at 12% and has a final maturity of March 3, 2014. Of the $5.0 million facility, $3.5 million was funded by other lenders.

Conference Call Details

Management will host a conference call to discuss these results on Friday, September 13, 2013 at 10:00 a.m. EDT. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 47058024.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. EDT on September 13, 2013 until 11:59 p.m. EDT on September 16, 2013 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 47058024. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

  FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2013	June 30, 2012
	(Audited)	(Audited)
Assets
Control Investments at Fair Value (Cost of $18,139,543 and $6,639,648, respectively)	$19,115,440	$6,777,511
Affiliate Investments at Fair Value (Cost of $17,954,622 and $6,802,017, respectively)	16,547,903	5,112,142
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $53,220,538 and $85,181,617, respectively)	52,511,158	82,957,117
Total Investments at Fair Value (Cost of $89,314,703 and $98,623,282, respectively)	88,174,501	94,846,770

Cash	18,029,115	639,149
Deposit with Broker	-	2,350,000
Interest Receivable	1,097,970	902,711
Principal Receivable	104,768	513,372
Dividends Receivable	36,705	-
Due from Portfolio Investment	105,030	11,140
Receivable from Notes Offering	2,299,704	-
Prepaid Expenses	61,198	43,053
Other Assets	1,437,273	25,499
Deferred Offering Expenses	86,834	67,685
Deferred Debt Issuance Costs	1,086,895	-
Deferred Credit Facility Fees	543,846	50,000

Total Assets	113,063,839	99,449,379

Liabilities
Due to Affiliate	728,371	580,353
Accounts Payable	471,297	115,741
Accrued Liabilities	10,172	79,651
Due to Broker	-	22,500,041
Dividends Payable	582,842	478,892
Interest Payable	134,167	142,518
Other Liabilities	358,696	140,458
Accrued Offering Expenses	-	19,697
Line of Credit	25,584,147	18,544,660
Notes Payable 8.25% due June 30, 2020	21,145,525	-
Distribution Notes	3,404,583	3,404,583

Total Liabilities	52,419,800	46,006,594

Net Assets	$60,644,039	$53,442,785

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 7,569,382 and 6,219,382 issued and outstanding, respectively)	$75,694	$62,194
Paid-in Capital in Excess of Par	66,319,579	57,455,232
Distributions in Excess of Net Investment Income	(200,200)	(122,763)
Accumulated Net Realized Losses	(4,410,832)	(175,366)
Accumulated Net Unrealized Losses	(1,140,202)	(3,776,512)
Net Assets	$60,644,039	$53,442,785

Net Asset Value Per Share	$8.01	$8.59

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$1,790,960	$1,197,972	$7,400,633	$7,068,048
Interest Income from Affiliate Investments	637,255	969,071	1,587,281	1,203,935
Interest Income from Control Investments	470,459	225,754	1,504,343	708,854
Dividend Income from Control Investments	36,706	-	223,474	57,216
Other Income from Non-Control/Non-Affiliate Investments	302,146	(25,255)	1,136,661	489,882
Other Income from Affiliate Investments	80,054	101,101	143,631	155,187
Other Income from Control Investments	12,500	12,500	50,000	143,889
Total Investment Income	3,330,080	2,481,143	12,046,023	9,827,011

Operating Expenses
Management Fee	389,946	308,272	1,431,851	1,186,841
Incentive Fee	338,427	273,726	1,339,833	1,197,590
Total Advisory Fees	728,373	581,998	2,771,684	2,384,431

Allocation of Overhead Expenses	84,552	52,070	310,412	316,173
Sub-Administration Fees	50,000	78,114	223,429	312,457
Officers’ Compensation	75,222	74,800	300,736	267,153
Total Administration Fees	209,774	204,984	834,577	895,783

Directors’ Fees	38,125	33,125	124,500	119,500
Interest Expenses	640,103	310,599	1,854,495	889,055
Professional Services Expense	183,065	189,121	567,126	625,101
Bank Fees	4,134	2,488	16,429	12,228
Tax Expenses	109	-	4,369	-
Other	161,875	86,881	492,262	381,202
				-
Total Gross Operating Expenses	1,965,558	1,409,196	6,665,442	5,307,300

Management Fee Waiver and Expense Reimbursement	-	-	-	(313,792)
Total Net Operating Expenses	1,965,558	1,409,196	6,665,442	4,993,508

Net Investment Income	1,364,522	1,071,947	5,380,581	4,833,503
Net Change in Unrealized Gain (Loss) on Investments	657,754	(1,467,058)	2,636,310	(1,979,965)
Net Realized Gain (Loss) on Investments	(168,640)	(302,405)	(4,215,748)	(175,366)
Net Increase in Net Assets Resulting from Operations	$1,853,636	$(697,516)	$3,801,143	$2,678,172

Earnings per Common Share Basic and Diluted	$0.24	$(0.11)	$0.54	$0.43
Net Investment Income per Common Share Basic and Diluted	$0.18	$0.17	$0.77	$0.78
Weighted Average Shares of Common Share Outstanding Basic and Diluted	7,569,382	6,219,382	7,018,286	6,219,382

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights

	Year ended June 30, 2013		Year ended June 30, 2012	For the period from August 31, 2010 (commencement of operations) to June 30, 2011	For the period from April 16, 2010 (date of inception) to June 30, 2010
Per Share Data (1)
Net asset value at beginning of period	$8.59		$9.08	$9.40	$15.00 (3)
Dilution from offering	(0.18	)(2)
Offering costs	(0.02)		-	(0.04)
Net investment income (loss)	0.77		0.78	0.70	(125.45)
Change in unrealized gain (loss)	0.37		(0.32)	(0.29)
Realized gain (loss)	(0.60)		(0.03)	0.06
Dividends declared	(0.92)		(0.92)	(0.75)
Net asset value at end of period	$8.01		$8.59	$9.08	$(110.45)

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Dilution from offering is based on the change in net asset value from the follow on offering on November 27, 2012.
(3)	For the period from April 16, 2010 (date of inception) to June 30, 2010, the net asset value at issuance was $15.00.